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Tyco Electronics Ltd.
96 Pitts Bay Road, Second Floor
Pembroke HM 08, Bermuda

Tyco Electronics Group S.A.
17, Boulevard de la Grande Duchesse Charlotte
L-1331 Luxembourg

March 11, 2008

BY EDGAR

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549
Attention: Gabriel Eckstein

  Re:
  Tyco Electronics Group S.A.

  Tyco Electronics Ltd.
  Form S-4
  File No. 333-149505

Ladies and Gentlemen:

        On March 3, 2008, Tyco Electronics Group S.A., a Luxembourg company, and Tyco Electronics Ltd., a Bermuda company (together, the "Registrants"), filed a Registration Statement on Form S-4 (File No. 333-149505) (the "Registration Statement") with the Securities and Exchange Commission. The Registration Statement relates to the proposed offering of new $800,000,000 6.000% senior notes due 2012 in exchange for outstanding $800,000,000 6.000% senior notes due 2012, new $750,000,000 6.550% senior notes due 2017 in exchange for outstanding $750,000,000 6.550% senior notes due 2017 and new $500,000,000 7.125% senior notes due 2037 in exchange for outstanding $500,000,000 7.125% senior notes due 2037, and related guarantees. The Registrants hereby amend the Registration Statement to include on the cover page the delaying amendment language set forth below:

  The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

        If you have any further questions or require additional information, please contact the undersigned at (610) 893-9560.

        Thank you for your courtesy and cooperation.

Very truly yours,
TYCO ELECTRONICS LTD.
By:	/s/ ROBERT A. SCOTT
Robert A. Scott Executive Vice President and General Counsel
TYCO ELECTRONICS GROUP S.A.
By:	/s/ MARIO CALASTRI
Mario Calastri Director

2

APPROVED FOR TYCO ELECTRONICS LTD. BY:

Signature	Title

* Thomas J. Lynch	Chief Executive Officer and Director and Authorized Representative in the United States (Principal Executive Officer)
* Terrence R. Curtin	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
* Robert J. Ott	Senior Vice President and Corporate Controller (Principal Accounting Officer)
* Pierre R. Brondeau	Director
* Ram Charan	Director
* Juergen W. Gromer	Director
* Robert M. Hernandez	Director
* Daniel J. Phelan	Director
* Frederic M. Poses	Director, Chairman of the Board
* Lawrence S. Smith	Director
* Paula A. Sneed	Director

* David P. Steiner	Director
* Sandra S. Wijnberg	Director

*
The undersigned does hereby sign this Registration Statement on behalf of the above-indicated director or officer of Tyco Electronics Ltd. pursuant to a power of attorney executed by such director or officer.

/s/ ROBERT A. SCOTT Robert A. Scott	Executive Vice President and General Counsel

APPROVED FOR TYCO ELECTRONICS GROUP S.A. BY:

Signature	Title

/s/ MARIO CALASTRI Mario Calastri	Director (Principal Executive Officer)
* Bryan Tidd	Director (Principal Financial and Accounting Officer)
* H. Gregory Barksdale	Director and Authorized Representative in the United States
* Juerg Frischknecht	Director
* Steve Greenwood	Director
* David Hasson	Director
* Gourang Shah	Director
* Christoph Zeyen	Director

*
The undersigned does hereby sign this Registration Statement on behalf of the above-indicated director of Tyco Electronics Group S.A. pursuant to a power of attorney executed by such director.

/s/ MARIO CALASTRI Mario Calastri	Director

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Tyco Electronics Ltd. 96 Pitts Bay Road, Second Floor Pembroke HM 08, Bermuda Tyco Electronics Group S.A. 17, Boulevard de la Grande Duchesse Charlotte L-1331 Luxembourg